BAIRD, KURTZ & DOBSON
                          Certified Public Accountants
                         City Center Square & Suite 2700
                                1100 Main Street
                           Kansas City, Missouri 64105
                            Telephone (816) 221-6300
                               Fax (816) 221-6380

                                   CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


American Century Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

         We hereby consent to the incorporation by reference in this combined prospectus/proxy statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on form N-14, of our report dated November 20, 1996, accompanying and pertaining to the financial statements of the Short-Term
Government Fund, Intermediate Term Government Fund, Limited-Term Tax-Exempt Fund, Intermediate-Term Tax-Exempt Fund, Long-Term Tax-Exempt Fund, each a series of American Century Mutual Funds, Inc. (formerly Twentieth Century Investors, Inc.), as of October 31, 1996.

                                                        /s/BAIRD, KURTZ & DOBSON
                                                        BAIRD, KURTZ & DOBSON

Kansas City, Missouri
April 18, 1997